CERTIFICATION BY THE SPECIAL SERVICER
(Cityscape-East Office/Retail and 1500 Spring Garden Mortgage Loans)
Citigroup Commercial Mortgage Securities Inc. ( the "Depositor")
390 Greenwich Street, 5th Floor
New York, New York 10013
Paul Vanderslice
Re: GS Mortgage Securities Trust 2014-GC 18, Commercial Mortgage Pass-Through
Certificates, Series 2014-GC 18 (the "Trust"), issued pursuant to the Pooling and Servicing
Agreement, dated as of January 1, 2014 (the "Pooling and Servicing Agreement"), by
and among GS Mortgage Securities Corporation II, as depositor, Wells Fargo Bank,
National Association, as certificate administrator, Deutsche Bank Trust Company
Americas, as trustee, Park Bridge Lender Services LLC, as operating advisor, Wells Fargo
Bank, National Association, as master servicer, and LNR Partners, LLC, as special servicer.
I, Job Warshaw, President of LNR PARTNERS, LLC, certify to GS Mortgage Securities Corporation II and their officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification in delivering the certification required by the Pooling and Servicing Agreement relating to the
Certificates (capital ized terms used herein without definition shall have the meanings assigned to such terms in the Pooling and Servicing Agreement), that:
1.
Based on my knowledge, the servicing information in the servicing reports or information relating to the Trust delivered by the Special Servicer to the Master Servicer covering the fiscal year 2015, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by these servicing reports;
2.
Based on my knowledge, the servicing information required to be provided to the Master Servicer by the Special Servicer under the Pooling and Servicing Agreement for inclusion in the reports to be filed by the Certificate Administrator is included in the servicing reports delivered by the
Special Servicer to the Master Servicer;
3.
I am, or a Servicing Officer under my supervision is, responsible for reviewing the activities performed by the Special Servicer under the Pooling and Servicing Agreement and based upon my knowledge and the compliance review conducted in preparing the servicer compliance statement required under
Section 10.07 of the Pooling and Servicing Agreement with respect to the Special Servicer, and except as disclosed in such compliance statement delivered by the Special Servicer under Section 10.07 of the Pooling and Servicing Agreement, the Special Servicer has fulfilled its obligations under the
Pooling and Servicing Agreement in all material respects in the year to which such review applies; and
4.
The report on assessment of compliance with servicing criteria for asset-backed securities and the related attestation report on assessment of compliance with servicing criteria for asset-backed securities required to be delivered in accordance with Section 10.08 and Section 10.09 of the
Pooling and Servicing Agreement discloses all material instances of noncompliance with the
Relevant Servicing Criteria.
By: /s/ Job Warshaw
Job Warshaw
Date: February 26, 2016
President